                                        GENERAL TERMS AGREEMENT NO. 6 13616

                                                 Table of Contents

        Agreement

        ARTICLE I                       PRODUCTS
        ARTICLE II                      PRICES
        ARTICLE III                     ORDER PLACEMENT
        ARTICLE IV                      DELIVERY
        ARTICLE V                       PAYMENT
        ARTICLE VI                      TAXES
        ARTICLE VII                     CFM56 PRODUCT SUPPORT PLAN
        ARTICLE VIII                    EXCUSABLE DELAY
        ARTICLE IX                      PATENTS
        ARTICLE X                       INFORMATION AND DATA
        ARTICLE XI                      FAA AND DGAC CERTIFICATION REQUIREMENTS
        ARTICLE XII                     TERMINATION FOR INSOLVENCY
        ARTICLE XIII                    LIMITATION OF LIABILITY
        ARTICLE XIV                     EXPORT SHIPMENT
        ARTICLE XV                      GOVERNMENTAL AUTHORIZATION
        ARTICLE XVI                     NOTICES
        ARTICLE XVII                    MISCELLANEOUS

o       Exhibit A   Products

o       Exhibit B   CFM56 Product Support Plan

        SECTION I                       DEFINITIONS
        SECTION II                      WARRANTIES
        SECTION III                     SPARE PARTS PROVISIONING
        SECTION IV                      TECHNICAL DATA
        SECTION V                       TECHNICAL TRAINING
        SECTION VI                      CUSTOMER FACTORY AND FIELD SUPPORT
        SECTION VII                     PRODUCT SUPPORT ENGINEERING
        SECTION VIII                    OPERATIONS ENGINEERING
        SECTION IX                      GROUND SUPPORT EQUIPMENT
        SECTION X                       GENERAL CONDITIONS   CFM56 PRODUCT
                                          SUPPORT PLAN

o       Exhibit C   Escalation

o       Exhibit D   Payment

o       Exhibit E   Technical Data

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THIS GENERAL TERMS AGREEMENT NO. 6 13616  (hereinafter  referred to as this  Agreement)  dated as of the 30th day of  June ,  2000,  by and  between  CFM  International,  Inc.  (hereinafter  referred  to as  CFMI),  a  Delaware corporation jointly owned by General Electric Company  (hereinafter  referred to as "GE"), a New York corporation and Societe Nationale D'Etude et de Construction de Moteurs d'Aviation  (hereinafter referred to as "SNECMA"),  a
French Company,  and Frontier  Airlines,  Inc., a corporation  organized  under the law of Colorado  (hereinafter referred to as "Airline"). Capitalized terms not defined herein are used as defined in Exhibit B hereto.
                          =

                                                    WITNESSETH

WHEREAS, Airline has agreed to lease and purchase certain aircraft equipped with CFM installed Engines, and

WHEREAS,  the  parties  hereto  desire to enter into this  Agreement  for the  support  by CFMI of the  installed
Engines  and the  purchase  by  Airline  from CFMI and the sale and  support  by CFMI of spare  Engines,  related equipment and spare Parts therefor.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I   PRODUCTS

CFMI shall sell and  Airline  shall  purchase,  under the terms and  subject to the  conditions  hereinafter  set forth, the Engines,  Modules,  spare Parts and other products and equipment identified in the attached Exhibit A, and hereinafter referred to as "Product(s)."

Products purchased hereunder for installation on Airline's type A319 aircraft shall conform to the specifications for Products installed by the manufacturer on new type A319 aircraft purchased or leased by
Airline and shall be interchangeable with, and of the same quality as, such Products.

ARTICLE II   PRICES

The selling prices of Products,  including certain spare Parts,  shall be the prices as quoted by CFMI and as set forth in each Airline purchase order accepted by CFMI.

A.    The  selling  prices of Engines  and  related  equipment  therefor  shall be quoted by CFMI as base  prices subject to an adjustment for  escalation.  The escalation  provisions  currently in effect are set forth in attached  Exhibit C and CFMI will  advise  Airline  in  writing  ninety  (90) days in advance of any change thereto.

B.    The selling  price of spare  Parts,  except for those which may be quoted by CFMI to Airline,  shall be those prices set forth in CFMI's then current  CFM56 Engine Spare Parts Price Catalog  ("Spare  Parts  Catalog") or
      in  procurement  data issued by CFMI in  accordance  with  Airline  Transport  Association  of America  (ATA)
      Specification  (Spec) 200. The price of a new spare Part which is first listed by CFMI in  procurement  data, may be changed by CFMI in subsequent  procurement  data revisions  until such time as the Part is included in
      CFMI's Spare Parts Catalog as from time to time revised by CFMI.

C.    CFMI will  advise  Airline  in  writing * days in advance  of any  changes  in prices in CFMI's  Spare  Parts
      Catalog.  During  such * day  period,  CFMI shall not be  obligated  to accept  Airline  purchase  orders for quantities  of spare  Parts in excess of up to * normal  usage  beyond the  effective  date of the  announced price change.

D.    The selling prices of all Products shall be expressed in U.S. Dollars.

ARTICLE III   ORDER PLACEMENT

A.    In the event of any  conflict  between  this  Agreement  and the printed  terms and  conditions  appearing on
      Airline's  purchase  orders,  this Agreement shall govern,  except that the  description of Products,  price, quantity,  delivery dates and shipping  instructions shall be as set forth on each purchase order accepted by
      CFMI.

B.    Airline shall place  purchase  orders for Products  quoted by CFMI, in accordance  with CFMI's  quotation for said Products.

C.    Airline  may  place  purchase  orders  for  spare  Parts  using  one of  the  following  methods:  telephone, telegram,  facsimile  transmission,  ARINC or SITA  utilizing  ATA Spec 200  (Chapter  6 format) or Spec 2000
      (Chapter 3 format) or Airline purchase order as prescribed in the Spare Parts Catalog or  CFMI's quotation.

D.    Airline  shall  place  purchase  orders for  initial  provisioning  quantities  of spare Parts as provided in
      Section III of the attached  Exhibit B within one hundred  eighty (180) days  following  receipt from CFMI of initial provisioning data relating thereto.

E.    CFMI's  acknowledgment  of each  purchase  order  shall  constitute  acceptance  thereof.  If CFMI  fails  to acknowledge  any purchase  order within ten (10)  business days after receipt  thereof,  such purchase  order shall be deemed  to have been  accepted  by CFMI in  accordance  with its  terms.  In the case of  emergency, shipment of spare Parts by CFMI in accordance with Section III G.2 of Exhibit B shall  constitute  acceptance of the purchase order for such spare Parts.

ARTICLE IV   DELIVERY

A.    Except as otherwise  provided under Section  III.G.  of Exhibit B herein,  CFMI shall deliver  Products under each  purchase  order placed by Airline and accepted by CFMI, on a mutually  agreed upon schedule  consistent with  CFMI's  lead times and as set forth in each such  purchase  order.  Delivery  dates are  subject to (1)
      prompt  receipt by CFMI of all  information  necessary  to permit CFMI to proceed with work  immediately  and without interruption, and (2) Airline's compliance with the payment terms set forth herein.

B.    Title to and  risk of loss of all  Products  shall  pass to  Airline  upon  delivery  to the  common  carrier designated  by Airline,  Ex Works,  at the point of  manufacture,  or (2) to storage,  in the event  shipment cannot be made for reasons set forth in Paragraph C of this  Article IV.  Wherever  transportation  rates and the carrier's  liability for damage  depend upon the declared  value of the shipment,  CFMI will declare such value as will entitle Airline to ship Products at the lowest permissible rates,  unless otherwise  instructed in writing by Airline.

C.    If any  Product  cannot be  delivered  when ready due to any acts,  or failure to act of Airline , CFMI shall place such Product in storage.  In such event,  (1) all  expenses  incurred by CFMI for  activities  such as, but not  limited  to,  preparation  for  and  placement  into  storage  and  handling,  storage,  inspection, preservation  and  insurance  shall be paid by Airline upon  presentation  of CFMI's  invoices,  and (2) CFMI shall  assist and  cooperate  with Airline in any  reasonable  manner with respect to the removal of any such
      Product from storage.

D.    Unless otherwise  instructed by Airline,  CFMI shall deliver each Product,  except for spare Parts,  packaged in accordance with CFMI's normal standards for domestic  shipment or export  shipment.  Any special boxing or preparation for shipment  specified by Airline shall be for Airline's  account and  responsibility.  The cost of any  re usable  shipping  stand or container  is not included in the price of Engines or of equipment  and will be paid by Airline  within ten (10) days of  presentation  of CFMI's  invoice if such stand or container is not  returned by Airline,  ex works  the  original  point of  shipment,  in the  condition in which it was received by Airline  within  ninety (90) days after  shipment.  CFMI may,  at its  option,  use  non reusable shipping stands or containers at no charge to Airline.

E.    CFMI shall deliver spare Parts  packaged and labeled in accordance  with ATA Spec 300,  Revision No. 4, or to a revision mutually agreed in writing between CFMI and Airline.  CFMI shall notify Airline,  when applicable, that certain spare Parts are packed in unit package quantities (UPQ's), or multiples thereof.

ARTICLE V   PAYMENT

Airline shall pay CFMI with respect to Products purchased hereunder as set forth in the attached Exhibit D.

ARTICLE VI   TAXES

1.    The selling  prices  include and CFMI shall be  responsible  for the payment of any  imposts,  duties,  fees, taxes,  dues or any  charges  whatsoever  imposed  or  levied  in  connection  with  Products  prior to their delivery.  If claim is made against  Airline for any such duties,  fees,  charges,  or  assessments,  Airline shall immediately notify CFMI and, if requested by CFMI,  Airline shall not pay except under protest,  and if payment  be made,  shall use all  reasonable  effort to  obtain a refund  thereof.  If all or any part of any such taxes, duties,  fees, charges or assessments be refunded,  Airline shall repay to CFMI such part thereof as CFMI shall have paid,  together  with any interest  received by Airline with respect  thereto.  CFMI shall pay to Airline,  upon demand, all expenses (including  penalties and interest,  other than any such penalties or interest  resulting from the failure of Airline  seasonably to pay any such taxes,  duties,  fees, charges or assessments  which it has reason to believe are  applicable,  unless such  nonpayment is directed by CFMI)
      incurred by Airline in protesting  payment and in endeavoring  to obtain such refund,  in each case at CFMI's request.

2.    Upon delivery,  Airline shall be responsible  for the payment of all other imposts,  duties,  taxes,  dues or any other charges whatsoever (including without limitation,  sales, use, excise,  turnover or value added tax but  excluding any taxes in the nature of income  taxes)  imposed or levied in connection  with such Products from and after their  delivery and Airline  shall pay to CFMI,  upon demand,  or furnish to CFMI  evidence of exemption  therefrom,  any such items legally assessed or levied by any governmental  authority  against CFMI or its employees,  its  subsidiaries or their  employees.  If claim is made against CFMI for any such duties, fees,  charges,  or assessments,  CFMI shall  immediately  notify Airline and, if requested by Airline,  CFMI shall not pay except  under  protest,  and if payment be made,  shall use all  reasonable  effort to obtain a refund  thereof.  If all or any part of any such taxes,  duties,  fees,  charges or  assessments be refunded,
      CFMI  shall  repay to Airline  such part  thereof as Airline  shall  have paid,  together  with any  interest
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      received by CFMI with  respect  thereto.  Airline  shall pay to CFMI,  upon demand,  all expenses  (including penalties  and  interest  other  than any such  penalties  or  interest  resulting  from the  failure of CFMI seasonably to pay any such taxes,  duties,  fees,  charges or assessments  which it has reason to believe are applicable,  unless such  nonpayment is directed by Airline)  incurred by CFMI in  protesting  payment and in endeavoring to obtain such refund, in each case at Airline's request.

ARTICLE VII   CFM56 PRODUCT SUPPORT PLAN

The CFM56  Product  Support  Plan for  Products,  either  purchased  by Airline from CFMI or installed on Airline's
Aircraft as original equipment, and Airline's operation thereof, is set forth in the attached Exhibit B.
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ARTICLE VIII   EXCUSABLE DELAY

CFMI shall not be liable for delays in  delivery  or  failure to deliver  due to (1) causes  beyond its  reasonable control,  or (2) acts of God,  acts of  Airline,  acts of civil or  military  authority,  fires,  strikes,  floods, epidemics,  war,  civil  disorder,  riot,  delays in  transportation,  or (3)  inability  due to causes  beyond its reasonable  control to obtain necessary labor,  material,  or components.  As used herein, the term "CFMI" shall be deemed to mean CFMI, GE and SNECMA.  In the event of any such delay,  the date of delivery  shall be extended for a period equal to the time lost by reason of the delay.  This provision shall not,  however,  relieve CFMI from using reasonable efforts to continue  performance  whenever such causes are removed.  The final invoice price at the time of delivery  following  any delay  referred to in this  Article  VIII (other than any such delay caused by Airline)
shall be the invoice price at the originally  scheduled  delivery date set forth in the applicable  purchase order.
CFMI shall  promptly  notify  Airline when delays occur or impending  delays are likely to occur and shall continue to advise it of new shipping  schedules  and/or changes  thereto.  In the event an excusable  delay  continues,  or
CFMI  advises  Airline  that such a delay is likely to  continue  for a period of six (6) months or more beyond the scheduled  delivery  date,  Airline  may,  upon thirty days written  notice to CFMI,  cancel all or any part of any purchase order so delayed.  In the event an excusable  delay  continues,  or CFMI advises Airline that such a delay is likely to continue for a period of twelve (12) months or more beyond the  scheduled  delivery  date,  Airline or
CFMI may, upon thirty days written  notice to the other,  cancel all or any part of any purchase  order so delayed.
Upon any  cancellation  pursuant to this Article  VIII,  CFMI shall return to Airline all payments  relative to the canceled part of the order.  Airline  shall pay CFMI its  reasonable  cancellation  charges if the delay arises due to acts of Airline.

ARTICLE IX   PATENTS

A.    CFMI hereby  indemnifies  and agrees to hold Airline  harmless from and against,  and shall handle all claims and  defend any suit or  proceeding  brought  against  Airline  insofar  as based on, any claim that  without further  combination,  any Product  furnished under this Agreement  constitutes an infringement of any patent of the  United  States  or of any  patent  of any  other  country  that is  signatory  to  Article  27 of the
      Convention on  International  Civil  Aviation  signed by the United States at Chicago on December 7, 1944, in
      which Airline is authorized to operate or in which another airline pursuant to lawful  interchange,  lease or similar  arrangement,  operates  aircraft  of  Airline.  This  paragraph  shall  apply  only  to any  Product manufactured to CFMI's design.

B.    CFMI's liability  hereunder is conditioned  upon Airline  promptly  notifying CFMI in writing and giving CFMI authority,  information  and  assistance (at CFMI's  expense) for the defense of any suit or  proceeding.  In case such  Product  is held in such suit or  proceeding  to  constitute  infringement  and/or the use of said
      Product is  enjoined  or  otherwise  prohibited,  CFMI shall  expeditiously,  at its own  expense  and at its option,  either (1)  procure for Airline the right to  continue  using said  Product;  (2) replace  same with satisfactory and  noninfringing  Product;  or (3) modify same so it becomes  satisfactory and  noninfringing.
      CFMI shall not be responsible to Airline or to any other airline,  for incidental or  consequential  damages, including,  but not limited to, costs,  expenses,  liabilities  and/or loss of profits resulting from loss of use under this Article IX.

The foregoing shall constitute the sole remedy of Airline and the sole liability of CFMI for patent infringement.

ARTICLE X   INFORMATION AND DATA

A.       All technical  information and data  (including,  but not limited to, designs,  drawings,  blueprints, tracings, plans, models, layouts,  specifications,  and memoranda) which may be furnished or made available to
     Airline  directly or  indirectly  as the result of this  Agreement  shall remain the  property of CFMI,  GE or
     SNECMA as the case may be.  This  information  and data is  proprietary  to CFMI and shall  neither be used by
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     Airline nor furnished by Airline to any other person,  firm or  corporation  for the design or  manufacture of any Product nor permitted out of Airline's  possession nor divulged to any other person,  firm or corporation, except as required by law or court order (provided  Airline shall first give CFMI prompt written notice of any such law or court orders and such notice affords CFMI a reasonable  opportunity  to object to such  disclosure or otherwise  seek an  appropriate  protective  order) or as otherwise  provided  herein or agreed in writing.
     Nothing in this  Agreement  shall  preclude  Airline from using such  information  and data for  modification, overhaul,  or maintenance work performed by Airline on Airline's  Products;  except that all repairs or repair processes that require  substantiation  (including,  but not limited to, high technology  repairs) will be the subject of a separate license and substantiated  repair agreement between CFMI and Airline.  As an alternative to CFMI engine  maintenance  centers and Airline's own  maintenance  facilities,  CFMI will  negotiate in good faith with a third party engine  maintenance  facility  for CFM56 engine  overhaul  subject to  acceptance  of
     CFMI's  licensing  terms by such  third  party  engine  maintenance  facility.  Airline  shall  take all steps reasonably necessary to insure compliance by its employees,  and agents with this Article X. The instrument by which  Airline  transfers  any Product  may permit the use of such  information  and data by its  transferees, subject to the same limitations set forth above.

B.       Nothing in this  Agreement  shall convey to Airline the right to  reproduce or cause the  reproduction of any Product of a design identical or similar to that of the Product purchased  hereunder or give to Airline a license under any patents or rights owned or controlled by CFMI, GE or SNECMA.

C.    If computer  software is provided by CFMI to Airline under this  Agreement,  it is  understood  that only
      CFMI owns  and/or  has the right to license  such  software  product(s)  and that  Airline  shall have no rights in such software;  except,  as may be explicitly set forth in a separate written agreement between
      CFMI and Airline.

ARTICLE XI   FAA AND DGAC CERTIFICATION REQUIREMENTS

A.    All Products shall, at time of delivery:

      1.    Conform to a Type Certificate issued by the FAA and DGAC , if applicable;

      2.    Conform to applicable regulations issued by the FAA and DGAC; and

      3.    Be delivered with an export  certificate  of  airworthiness  , if applicable,  for export to the United
            States.

B.    If,  subsequent  to the date of  acceptance  of the  purchase  order  for such  Products  but  prior to their delivery by CFMI to Airline,  the FAA and/or DGAC issue changes in regulations  covering  Products sold under this  Agreement  then CFMI will make any  modifications  necessary to cause such Products to comply with such regulations and all costs associated with such modifications,  if any, required as a result thereof,  will be shared equally by CFMI and Airline;  provided  however,  that costs associated with any  modifications to the airframe required by such Product modifications shall not be borne by CFM.

C.    Any delay  occasioned by complying  with such  regulations  set forth in Paragraph B above shall be deemed an
      Excusable Delay under Article VIII hereof,  and, in addition,  appropriate  adjustments  shall be made in the specifications to reflect the effect of compliance with such regulations.

ARTICLE XII   TERMINATION FOR INSOLVENCY

A.    Upon the commencement of any bankruptcy or  reorganization  proceeding by or against either party hereto (the
      "Defaulting  Party"),  the other party hereto may,  upon written  notice to the  Defaulting  Party,  cease to perform any and all of its  obligations  under this Agreement and the purchase orders  hereunder  (including, without  limitation,  continuing work in progress and making deliveries or progress payments or downpayments)
      unless the  Defaulting  Party shall  provide  adequate  assurance,  in the opinion of the other party hereto, that the  Defaulting  Party will  continue to perform all of its  obligations  under this  Agreement  and the purchase orders hereunder in accordance with the terms hereof,  and will promptly  compensate the other party hereto for any actual  pecuniary loss  resulting  from the  Defaulting  Party being unable to perform in full its  obligations  hereunder and under the purchase  orders.  If the Defaulting  Party or the trustee  thereof shall fail to promptly  provide such adequate  assurance,  upon notice to the  Defaulting  Party by the other party hereto,  this  Agreement and all purchase  orders  hereunder  shall be canceled,  any deposits shall be
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      promptly returned,  and neither party shall have any further  obligation to the other hereunder,  except such obligations which have accrued prior to such cancellation.

B.    Either party,  at its option,  may cancel this Agreement or any purchase order  hereunder with respect to any or all of the Products to be furnished  hereunder  which are  undelivered  or not  furnished on the effective date of such  cancellation by giving the other party written  notice,  as hereinafter  provided,  at any time after a receiver of the other's  assets is appointed on account of  insolvency,  or the other makes a general assignment  for the  benefit  of its  creditors  and such  appointment  of a receiver  shall  remain in force undismissed,  unvacated or unstayed for a period of sixty (60) days  thereafter.  Such notice of cancellation shall be given thirty (30) days prior to the effective  date of  cancellation,  except that, in the case of a voluntary  general  assignment for the benefit of creditors,  such notice need not precede the effective date of cancellation.

ARTICLE XIII  WARRANTIES; LIMITATION OF LIABILITY

A.    CFMI's  warranties with respect to Products,  either purchased by Airline from CFMI or installed on Airline's
      Aircraft as original equipment, are set forth in Section II of Exhibit B.

B.    CFMI  warrants to Airline that it will convey good title to any Products  sold  hereunder,  free and clear of any liens, claims or encumbrances  whatsoever;  provided that CFMI's liability and Airline's remedy under the foregoing  warranty  are  limited to removal of any title  defect or, at CFMI's  option,  replacement  of the
      Product or part  thereof  having such  defect;  provided  further that  Airline's  rights and  remedies  with respect to patent infringement are as set forth in Article IX hereof.

C.    Except as provided in this Article XIII and in Article IX hereof,  the  liability of CFMI to Airline  arising out of, connected with, or resulting from the manufacture,  sale, possession,  use or handling of any Product
      (including  Engines  installed  on  Airline's  aircraft  as original  equipment)  whether in  contract,  tort
      (including  negligence) or otherwise,  shall be as set forth in the Product  Support Plan included in Exhibit
      B hereof,  and shall not in any event exceed *. The  foregoing  shall  constitute  the sole remedy of Airline and the sole  liability  of CFMI.  In no event shall CFMI or Airline be liable for  special or  consequential damages.  As used herein,  the term "CFMI"  shall be deemed to include GE,  SNECMA and CFMI.  THE  WARRANTIES
      AND  GUARANTEES SET FORTH IN THE PRODUCT  SUPPORT PLAN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER  WARRANTIES AND
      GUARANTEES  WHETHER  WRITTEN,  STATUTORY,  ORAL, OR IMPLIED  (INCLUDING  WITHOUT  LIMITATION  ANY WARRANTY OF
      MERCHANTABILITY OR FITNESS FOR PURPOSE).

ARTICLE XIV   EXPORT SHIPMENT

If CFMI agrees in writing upon  Airline's  written  request,  to assist  Airline to arrange for export  shipment of
Products,  Airline  shall  pay CFMI for all fees  and  expenses  including,  but not  limited  to,  those  covering preparation of consular  invoices,  freight,  storage,  and Warehouse to Warehouse  (including war risk) insurance, upon  submission of CFMI's  invoices.  In such event,  CFMI will assist Airline in applying for any required export license and in  preparing  consular  documents  according  to  Airline's  instructions  or in the absence  thereof, according  to its best  judgment  but without  liability  for error or incorrect  declarations  including,  but not limited to, liability for fines or other charges.

ARTICLE XV   GOVERNMENTAL AUTHORIZATION

CFMI shall be responsible for obtaining any Export  Certificate of  Airworthiness  and any export license  required in  respect  of  Products  when  delivered  new to  Airline  for  export to the  United  States.  Airline  shall be responsible  for obtaining any other  required  authorization  such as any other export  license,  import  license, exchange  permit or any other  required  governmental  authorization.  Airline  shall  restrict  disclosure  of all information and data furnished  thereto under this Agreement and shall ship the direct product of such  information and data to only those  destinations  which are authorized by the U.S.  and/or French  Governments.  At the request of Airline,  CFMI will provide  Airline with a list of such  authorized  destinations.  CFMI shall not be liable if any authorization is delayed,  denied, revoked,  restricted or not renewed and Airline shall not be relieved of its obligation to pay CFMI.

ARTICLE XVI   NOTICES

Any notices under this  Agreement  shall become  effective upon receipt and shall be in writing and be delivered or sent by mail or  electronic  transmission  to the  respective  parties  at the  following  addresses,  which may be changed by written notice:

To:   Frontier Airlines, Inc.       To:             CFM International, Inc.
      12015 East 46th Avenue                        P. O. Box 15514
      Suite 200                                     Cincinnati, Ohio 45215 0514
      Denver, CO  80239 3116                        Attention:  Director, Commercial Contracts
      Attention:

ARTICLE XVII   MISCELLANEOUS

A.    This  Agreement may not be assigned,  in whole or in part, by either party without the prior written  consent of the other  party,  except that (i) CFMI's  consent  shall not be required for (a) the  substitution  of an affiliate  of Airline  in place of  Airline,  (b) the  assignment  by  Airline of its rights and  obligations hereunder to the surviving or acquiring  entity in any merger,  consolidation or sale of all or substantially all of its assets, if, immediately  following such merger,  consolidation or sale, the surviving or acquiring entity is in a financial  condition  at least equal to that of the Airline at the time  immediately  prior to such merger,  consolidation or sale, and such entity executes an assumption agreement,  in form and substance reasonably  acceptable  to CFMI,  agreeing  to assume  all of  Airline's  obligations  hereunder,  or (c) the assignment  by Airline  of its  rights  under  Section  II of  Exhibit B hereto to a lender or  financier  as security for Airline's  obligations in connection  with any financing of an Engine or an aircraft on which an
      Engine is  installed,  and (ii)  Airline's  consent shall not be required for the  substitution  of any other company  jointly  owned by GE and SNECMA in place of CFMI as the  contracting  party and the recipient of any or all payments  and/or for the  assignment of CFMI's payment  rights to CFMI's  suppliers.  No assignment by either party shall  increase any cost or  liability of the other  hereunder,  or modify in any way such other party's  contract  rights  hereunder,  and each party  agrees that  notwithstanding  any such  assignment  it remains fully and solely  responsible in accordance  with the terms and obligations of this Agreement for all of its obligations and liabilities hereunder.

B.    The rights herein  granted and this  Agreement are for the benefit of the parties  hereto and are not for the benefit of any third person,  firm or  corporation,  except as expressly  provided  herein with respect to GE and  SNECMA,  and nothing  herein  contained  shall be  construed  to create any rights in any third  parties under, as the result of, or in connection with this Agreement.

C.    This Agreement  contains  information  specifically for Airline and CFMI and, except as permitted pursuant to
      Article X hereof,  nothing herein  contained  shall be divulged by Airline or CFMI to any third person,  firm or  corporation,  without  the  prior  written  consent  of  the  other  party  which  consent  shall  not be unreasonably  withheld.  Notwithstanding  the  foregoing,  Airline may  disclose  this  Agreement  (i) to its
                             ==
      agents and professional  advisors,  (ii) to prospective  lenders or financiers with respect to the Engines or an aircraft on which an Engine is installed,  (iii) to  prospective  transferees  or operators of the Engines or such  aircraft,  and (iv) as otherwise  required by law (including  any  governmental  agency) or by court order,  and all of the persons  and  entities  set forth in (i),  (ii) and (iii) above shall agree in writing not to divulge to others  without  the prior  written  consent of CFMI.  If Airline is  required  to disclose pursuant to sub paragraph  (iv) above,  Airline shall first give CFMI written notice of any such law or court order,  and such notice shall afford CFMI a reasonable  opportunity to object to such disclosure or otherwise seek an  appropriate  protective  order.  Airline and CFMI shall also work  together to provide to the S.E.C.
      an agreed to redacted version of the Agreement.

D.    This Agreement  shall be construed,  interpreted  and applied in accordance  with the law of the State of New
      York.  Each of CFMI and Airline (i) hereby  irrevocably  submits itself to the  nonexclusive  jurisdiction of the  courts of the state of New York,  New York  County,  and of the  United  States  District  Court for the
      Southern District of New York, for the purposes of any suit,  action or other proceeding  arising out of this
      Agreement,  the subject matter hereof or any of the transactions  contemplated hereby brought by any party or parties  hereto,  and (ii)  hereby  waives,  and  agrees not to  assert,  by way of  motion,  as a defense or otherwise,  in any such suit,  action or proceeding,  to the extent  permitted by applicable law, any defense based on sovereign or other  immunity or that the suit , action or proceeding  which is referred to in clause
      (i) above is  brought  in an  inconvenient  forum,  that the venue of such  suit,  action  or  proceeding  is improper,  or that this  Agreement  or the  subject  matter  hereof or any of the  transactions  contemplated hereby  may not be  enforced  in or by these  courts.  Each party  hereby  generally  consents  to service of process by registered mail,  return receipt  requested,  at its address for notice under this Agreement.  The
      United  Nations  Conference  on  contracts  for the  International  Sale of  Goods  shall  not  apply to this
      Agreement.

E.    This Agreement and all Letter  Agreements  relating hereto contain the entire and only agreement  between the parties,  and supersede all  pre existing  agreements  between such parties,  respecting  the subject  matter hereof;  including  General Terms  Agreement No.  6 13328,  dated  November 13, 1995 and any  representation, promise or  condition  in  connection  therewith  not  incorporated  herein  shall not be binding upon either party. No modification,  renewal,  extension,  waiver,  or termination by mutual consent of this Agreement or any of the  provisions  herein  contained  shall be binding unless it is made in writing and signed on behalf of CFMI and Airline by duly authorized executives.

F.    Any provision in this Agreement to the contrary notwithstanding  (including,  in particular the provisions of
      Exhibit B hereto),  the  maintenance,  removal,  repair or  replacement  of  Products,  the order and storage thereof,  as well as manuals,  training and tooling in support  thereof shall be controlled by and subject to any  applicable  law, rule or  regulation  and to the  conditions  set forth in any  applicable  governmental authorization.

G.    The  provisions  of Articles  IX   Patents,  X    Information  and Data,  XIII    Warranties;  Limitation  of
      Liability and XV    Governmental  Authorization  and Paragraph C of Article XVII shall survive any expiration or termination of this Agreement.

H.    This  Agreement  shall  remain in full  force and  effect  until (1)  Airline  ceases to operate at least one
      Aircraft  powered by Products set forth herein,  (2) less than five aircraft  powered by such Products are in commercial  airline  service,  (3)  this  Agreement  is  terminated  in  whole or in part  under  either  the
      provisions of Article VIII   Excusable  Delay or Article XII   Termination for Insolvency  herein,  or (4) by
      mutual consent of the parties, whichever occurs first.

IN WITNESS  WHEREOF,  the  parties  hereto  have  executed  this  Agreement  as of the day and the year first above written.

FRONTIER AIRLINES, INC. CFM INTERNATIONAL, INC.

By:                                                       By:

Typed Name:                                               Typed Name:

Title:                                                    Title:

Date:                                                      Date:

                                                   EXHIBIT A

                                      CFM56 SERIES PRODUCTS APPLICABLE TO

                                     AIRLINE'S TYPE A319 AND 737 AIRCRAFT

I.         Model  CFM56 5B5/P,  CFM56 3 B1,  CFM56 3C1 and CFM56 3B2  Turbofan Engines as certified by the U.S.
           Federal  Aviation  Administration  ("FAA")  and  French  Direction  Generale  De  L'Aviation  Civile
           ("DGAC").

II.        Related Optional Equipment for the above Engines.

III.       Engine Modules

           A. Fan
           B. Low Pressure Turbine ("LPT")
           C  Accessory Gearbox
           D. Core Engine

IV.        spare Parts.

V.         Special Tools and Test Equipment including Ground Support Equipment.

VI.        Other CFM56 products as may be offered for sale by CFMI from time to time.

                                                   EXHIBIT B

                                          CFM56 PRODUCT SUPPORT PLAN

SECTION I   DEFINITIONS

These definitions shall apply for all purposes of this Agreement unless the context otherwise requires.

1.    "Aircraft" means each of the aircraft on which an Engine is installed.

2.    "Agreement"  means the General  Terms  Agreement  No.  6 13616  between CFMI and  Airline,  to which this
      Exhibit B is attached.

3.    "Engine(s)" means the Engine(s) described in Exhibit A.

4.    "Expendable  Parts" means those parts which must  routinely be replaced  during  Inspection,  repair,  or maintenance,  whether  or not such  parts  have been  damaged,  and  other  parts  which are  customarily replaced at each such  Inspection and  maintenance  period such as filter  inserts and other  short lived items which are not dependent on wear out but replaced at predetermined intervals.

5.    "Failed Parts" means

6.    "Failure" means

7.    "Flight  Cycle" means the complete  running of an Engine from start  through any  condition of flight and ending at Engine  shutdown.  A "touch and go landing" used during pilot  training  shall be considered as a "Flight Cycle."

8.    "Flight  Hours" means the cumulative  number of airborne hours in operation of each Engine  computed from the time an aircraft leaves the ground until it touches the ground at the end of a flight.

9.     "Foreign  Object  Damage"  means any  damage to the Engine  caused by objects  which are not part of the
       Engine or engine optional equipment.

10.    "Inspection"  means the observation of an Engine or Parts thereof,  through  disassembly or other means, for the purpose of determining serviceability.

11.    "Labor Allowance"

12.    "Module" means each of the Engine Modules described in Exhibit A.

13.    "Part(s)"  means only those Engine and Engine  Module Parts which have been sold  originally  to Airline by CFMI for  commercial  use. The term  excludes  parts which were  furnished on new Engines and Modules but are  procured  directly  from  vendors.  Such parts are covered by the Vendor  Warranty and the CFMI
       "Vendor  Warranty Back Up." Also excluded are Expendable Parts and customary  short lived  items such as igniters and filter inserts.

14.    "Parts Credit Allowance"

15.    "Part Cycles" means the total number of Flight Cycles accumulated by a Part.

16.    "Parts  Repair"  means the CFMI  recommended  rework or  restoration  of Failed  Parts to a  serviceable condition, excluding repair of normal wear and tear and deterioration.

17.    "Part Time" means the total number of Flight Hours flown by a Part.

18.    "Scheduled  Inspection"  means the inspection of an Engine  conducted  when an Engine has  approximately completed a planned operating interval.

19.    "Scrapped  Parts" means those Parts  determined  to be  unserviceable  and not  repairable  by virtue of reliability,  performance  or repair  costs.  Such Parts shall be  considered as scrapped if they bear a scrap tag duly  countersigned  by a CFMI  representative.  Such Parts  shall be  disposed  of by Airline unless  requested by CFMI for  engineering  analysis,  in which event any handling and shipping shall be at CFMI's expense.

20.   "Ultimate Life" of a Part means the approved  limitation on use of a Part, in cumulative  Flight Hours or
      Flight Cycles,  which either CFMI or a U.S. and/or French Government  authority  establish as the maximum period  of  allowed  operational  time for such  Parts in  Airline  service,  with  periodic  repair  and restoration.  The term  does not  include  individual  Failure  from  wear  and tear or other  cause  not related to the total usage capability of all such Parts in Airline service.

SECTION II   WARRANTIES

A.    New Engine Warranty

      1.      CFMI  warrants  each new Engine and Module  against  Failure  for the  initial * Flight  Hours as follows:

                     *
      2.      As an alternative to the above allowances, CFMI shall, upon request of Airline:

                     *

B.    New Parts Warranty

                     *

C.    Ultimate Life Warranty

                     *

D.    Campaign Change Warranty

                     *

E.    Warranty Pass On

      If  requested  by Airline and  consented to by CFMI in writing  which  consent  will not be  unreasonably withheld,  CFMI  will  extend  warranty  support  for  Engines  sold by  Airline  to  commercial  Airline operators,  or to other  aircraft  operators.  Such  warranty  support  will be limited to the  unexpired portion of the New Engine  Warranty,  New Parts  Warranty,  Ultimate  Life  Warranty and Campaign  Change
      Warranty and will require such  operator(s)  to agree,  in writing,  to be bound by, and comply with, all the terms and conditions,  including the limitations,  applicable to such warranties as set forth in this
      Agreement.

      If Airline acquires  Products from another Airline or operator of Products,  and such Airline or operator has an agreement with CFMI,  CFMI will agree to extend the CFMI warranty  support,  if any,  remaining in respect of such Products as extended by CFMI to such Airline or operator.

F.    Vendor Warranty Back Up

      1.   CFMI controls and  accessories  vendors  provide a warranty on their  products used on CFMI Engines.
           This warranty  applies to controls and  accessories  sold to CFMI for delivery on installed or spare
           Engines,  and  controls  and  accessories  sold by the vendor to the  Airlines on a direct  purchase basis.  In the event the  controls  and  accessories  suffer a failure  during the vendors  warranty period,  the Airline  will submit a claim  directly to the vendor in  accordance  with the terms and conditions of the vendors warranty.

      2.   In the event a controls  and  accessories  vendor  fails to provide a warranty at least as favorable as the CFMI New Engine  Warranty  (for  complete  controls and  accessories)  or New Parts  Warranty
           (for  components  thereof),  or if  provided,  rejects a proper  claim from the  Airline,  CFMI will intercede  on behalf of the  Airline to  resolve  the claim  with the  vendor.  In the event CFMI is unable to resolve a proper  claim with the vendor,  CFMI will honor a claim from the  Airline  under the  provisions  and  limitations  of  CFMI's  New  Engine  or New Parts  Warranty,  as  applicable.
           Settlements  under this vendor  back up  warranty will exclude  credits for  resultant  damage to or from controls and accessories procured directly by Airline from vendors.

G.    Vendor Interface warranty

      Should  any CFMI  control  or  accessory,  for which CFMI is  responsible,  develop a problem  due to its environment or interface with other controls and accessories or with the Engine,  reverser,  or equipment supplied by the aircraft  manufacturer,  CFMI will be responsible for initiating  corrective  action.  If the  vendor  disclaims  warranty  responsibility  for parts  requiring  replacement,  CFMI will apply the provisions  of its New Parts  Warranty  to such part  whether it was  purchased  originally  from CFMI or directly from the vendor.

H.    Condition Monitoring Warranty

      1.   CFMI warrants CFM56 condition  monitoring  equipment,  installed on new Engines,  in accordance with the provisions of its New Engine  Warranty as heretofore set forth,  except that no Labor  Allowance will be granted for  disassembly  and  reassembly of any new Engine  component due to inoperative or malfunctioning condition monitoring equipment.

      2.   CFMI warrants CFM56  condition  monitoring  equipment,  purchased as spare Parts, in accordance with
                                                                =
           the provisions of its New Parts Warranty as heretofore set forth.

I.    Special Tools and Test Equipment Warranty

      1.      CFMI warrants to Airline that special tools and test equipment  sold hereunder  will, at the time of delivery, be free from defects in material, workmanship, and title.

J.     Special Guarantees

      The following  special  guarantees apply to all of Airline's new CFM56 5B5/P  powered A319 Aircraft.  The basis and conditions for application of these guarantees are described in Attachment A hereto.

      1.       In flight shut down ("IFSD") Rate Guarantee

                  *

      2.       Delay and Cancellation Rate Guarantee

                  *

      3.       Remote Site Removal Rate Guarantee

                  *

      4.       Extended New Engine Warranty

                  *

THE WARRANTIES  AND  GUARANTEES  SET FORTH IN THIS PRODUCT  SUPPORT PLAN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER
WARRANTIES AND GUARANTEES,  WHETHER WRITTEN,  STATUTORY,  ORAL, OR IMPLIED (INCLUDING,  WITHOUT LIMITATION, ANY
WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE).

SECTION III   SPARE PARTS PROVISIONING

A.    Provisioning Data

      1.      In connection  with Airline's  initial  provisioning  of spare Parts,  CFMI shall furnish Airline with data in  accordance  with ATA 2000  Specification  using a  revision  mutually  agreed to in writing by CFMI and Airline.

      2.      It is the  intention  of the  parties  hereto to  comply  with the  requirements  of the ATA 2000
              Specification  and any future  changes  thereto,  except that neither  party shall deny the other
              the  right  to  negotiate   reasonable   changes  in  the  procedures  or   requirements  of  the
              Specification  which  procedures or  requirements,  if complied with exactly,  would result in an undue operating burden or unnecessary economic penalty.

              The  data to be  provided  by CFMI  to  Airline  shall  encompass  all  Parts  listed  in  CFMI's
              Illustrated   Parts   Catalogs.   CFMI  further  agrees  to  become  total  supplier  of  Initial
              Provisioning Data for all vendor spare Parts in accordance with Paragraph 1. above.

      3.      Beginning  on a date no no later than  twelve (12) months  prior to delivery of  Airline's  first
              Aircraft,  or as  mutually  agreed,  CFMI shall  provide  to  Airline a  complete  set of Initial
              Provisioning  Data and  shall  progressively  revise  this data  until  ninety  (90)  days  after delivery  of the last  spare  Engine  specified  in its  initial  purchase  order or as  mutually agreed.  A status  report will be issued  periodically.  Provisioning  data will be  reinstituted for  subsequent  spare  Engines  reflecting  the  latest  modification  status.  CFMI  will  make available a list of major  suppliers as requested by Airline.  CFMI will provide,  or cause to be provided on behalf of its vendors, the same service detailed in this clause.

B.    Pre Provisioning Conference

      A pre provisioning  conference,  attended by CFMI and Airline personnel directly  responsible for initial provisioning  of spare  Parts  hereunder,  will be held at a mutually  agreed time and place prior to the placing  by Airline of  initial  provisioning  purchase  orders.  The  purpose of this  conference  is to discuss systems,  procedures and documents  available to the Airline for the initial  provisioning  cycle of the Products.

C.    Changes

      CFMI  shall  have  the  right  to make  corrections  and  changes  in the  Initial  Provisioning  Data in accordance  with  Chapter  2  (Initial  Provisioning)  of  Chapter  1 of ATA 2000  Specification  using a revision  mutually  agreed  to in  writing  by CFMI and  Airline.  So long as  Airline  operates  one (1)
      aircraft  powered by CFM56  Engines  and there are five (5) such  aircraft  powered  by CFM56  Engines in
      commercial  Airline  service,  CFMI  will,  at  no  cost  to  Airline,   progressively  revise  Airline's
      Procurement  Data tape in  accordance  with  Chapter 3 (Order  Administration)  of  Chapter 2 of ATA 2000
      Specification  entitled  "Integrated  Data  Processing  Supply"  using a revision  mutually  agreed to in writing by CFMI and Airline.

D.    Return Of Parts

      Airline  shall  have the right to return to CFMI,  at CFMI's  expense,  any new or unused  Part which has been shipped in excess of the quantity  ordered or which is not the part number  ordered or which is in a discrepant condition except for damage in transit.

E.    Parts Buy Back

      CFMI will agree to repurchase  within the first * after  delivery of the first  Aircraft to Airline,  and at the invoiced price,  any new and unused  initially  provisioned  spare Parts purchased from CFMI which
      CFMI  recommended  that  Airline  purchase,  in the event  Airline  finds  such  Parts to be  surplus  to
      Airline's  needs.  Parts which  become  surplus to  Airline's  needs by reason of  Airline's  decision to upgrade or dispose of Products or resulting from a change in the fleet operating  conditions  supplied by
      Airline,  upon which the CFMI initial  provisioning  recommendation  was  established,  are excluded from this provision.  Shipping costs for parts returned will be paid by Airline.

F.    Parts of Modified Design

      1.      CFMI shall have the right to make  modifications  to design or changes in the spare Parts sold to
              Airline hereunder.

      2.      CFMI will from time to time  inform  Airline in  accordance  with the means set forth in ATA 2000
              Specification, when such spare Parts of modified design become available for shipment hereunder.

      3.      spare Parts of the modified  design will be supplied  unless  Airline  advises CFMI in writing of its contrary  desire within ninety (90) days of the issuance of the Service  Bulletin  specifying the change to the  modified  Parts.  In such  event,  Airline  may  negotiate  for the  continued
              supply of spare  Parts of the  premodified  design at a rate of  delivery  and price to be agreed upon.

G.    Spare Parts Availability

      1.      CFMI will ship  reasonable  quantities  (defined as three (3) months normal usage) of spare Parts which are  included  in CFMI's  Engine  Spare  Parts  Catalog  within a thirty (30) day lead time following receipt of an acceptable purchase order from Airline.

              Spare Parts and other CFMI  furnished  material  which are not included in the CFM56 Engine Spare
              Parts  Price  Catalog  and for which lead time has not been  quoted  will be shipped as quoted by
              CFMI.

      2.      CFMI will maintain a stock of spare Parts to cover  Airline's  emergency  needs.  For purposes of this  Paragraph,  emergency is understood  by CFMI and Airline to mean the  occurrence of any one of the following conditions:

                           AOG                  Aircraft on Ground
                           Critical             Imminent AOG or Work Stoppage
                           Expedite             Less than Normal Lead Time

              Airline will order spare Parts  according  to lead time as provided in  Paragraph  1. above,  but should  Airline's spare Parts  requirements  arise as a result of an emergency,  Airline can draw such spare Parts from CFMI's  stock.  A 24 hour  telephone  service is  available  to Airline for this  purpose.  If an emergency  does exist,  CFMI will ship required  spare  Part(s)  within the time period set forth below following receipt of an acceptable purchase order from Airline.

                           AOG                 *
                           Critical            *
                           Expedite            *

SECTION IV   TECHNICAL DATA

A.    CFMI shall make available to Airline the technical data,  including  revisions thereof,  at no charge, in the quantities as specified in Exhibit E and at a time and to a location as mutually agreed.

      Such  technical data shall be prepared by CFMI in accordance  with the  applicable  provisions of ATA 100 or 2100 Specification (including necessary deviations) as the same may be revised from time to time.

      If Airline  requires CFMI to furnish the technical data in a form different from that normally  furnished by CFMI  pursuant to ATA 100 or 2100  Specification,  or in  quantities  greater than those  specified in
      Exhibit E, CFMI will,  upon written request from Airline,  furnish  Airline with a written  quotation for furnishing such technical data.

      Revisions to the above  technical  data shall be furnished by CFMI to Airline at no charge for quantities equivalent  to the  quantities  specified  in  Exhibit E for as long as  Airline  operates  one (1) CFM56 powered  Aircraft  and  there  is a total  of five (5)  CFM56  powered  aircraft  in  commercial  airline service.  Such  quantities  of  revisions  may be  mutually  modified  in order to reflect  any change in
      Airline's CFM56 operation.

      CFMI shall  incorporate  in the Engine  Illustrated  Parts Catalog and the Engine Manual all  appropriate
      CFMI Service  Bulletins  for as long as Airline  receives  revisions to  technical  information  or data.
      Premodified and  postmodified  configurations  shall be included by CFMI unless Airline informs CFMI that a configuration is no longer required.

B.    CFMI will require each vendor to furnish  technical data consisting of copies of a component  maintenance manual  and  service  bulletins.  Such  vendor  publications  shall be  furnished  by CFMI to  Airline in accordance with and subject to the same provisions as those set forth in Paragraph A. above.

C.    CFMI will also  require  its  ground  support  equipment  vendors,  where  appropriate,  to furnish to
      Airline,  at no charge,  technical  data  determined  by CFMI to be  necessary  for Airline to  maintain, overhaul and calibrate special tools and test equipment.  Such  vendor furnished  technical data shall be furnished  in  accordance  with and subject to the same  provisions  as those set forth in  Paragraph  A.
      above,  except that the technical data shall be prepared in accordance with the applicable  provisions of
      ATA 101 Specification, as the same may be revised from time to time.

D.   The  following  technical  data,  not covered by ATA  Specifications,  shall be  furnished  by CFMI to
     Airline in the quantities and at a time and to a location as mutually agreed:

o        Installation Manual (if required)
o        General Facility Study
o        Parts serialization records

E.    Where  applicable,  technical data as described in the above  Paragraphs A., B. and D., furnished by CFMI or by CFMI vendors to Airline  hereunder,  shall be printed in the simplified English language as defined by AECMA (Association Europeenne des Constructeurs de Material Aerospatial).

F.    In addition to the above  technical  data to be  furnished by CFMI to Airline,  CFMI will have  available with its resident  representatives,  where appropriate,  one set of 35MM aperature cards or equivalent of each part and/or  assembly  drawing.  CFM will also supply,  on request,  in 35MM  aperature card format, one (1) copy of each special tool and equipment drawing.

G.    All technical data  furnished  herein by CFMI to Airline shall be subject to the provisions of Article X,
      "Information and Data", of this Agreement.

SECTION V   TECHNICAL TRAINING

1.       General

         This part  describes  the current  maintenance  training  to be  provided  by CFMI at CFMI's  training facility  in  Springdale,  Ohio.  CFMI  will  provide  at no charge to  Airline,  except as  otherwise provided herein, a number of student days* for maintenance training as defined hereunder:
                     * student days* for the first aircraft ordered
                     * additional student days* for any additional aircraft
         These days will be selected from the list given in (3),  "Standard  Maintenance  Training"  below. Any additional  training  beyond this  threshold  shall be at Airline's  cost. It is necessary for Airline to use the  maintenance  training  days prior to  delivery of the first  aircraft,  unless the parties have otherwise agreed in writing.

         All  instruction,  examinations  and materials shall be prepared and presented in the English language and in the units of  measure  used by CFMI.  Airline  will  provide  interpreters,  if  required,  for
         Airline's personnel.

         Airline  will be  responsible  for the living and  medical  expenses  of  Airline's  personnel  during maintenance  training.  For  maintenance  training  provided  at  Springdale,  Ohio,  CFMI will assist
         Airline's  personnel in making  arrangements  for hotels and  transportation  between selected lodging and the training facility.

2.       Maintenance Training Conference

         No later than twelve  months  prior to delivery of  Airline's  first  aircraft,  CFMI and Airline will conduct a  maintenance  training  conference  call in order to schedule  and  discuss the  maintenance training or,  Airline is welcome to visit CFMI's  training  facilities  and discuss  training.  During the  maintenance  training  conference call or visit,  Airline will indicate the courses  selected and arrange a mutually acceptable schedule.

         * Student days = # of students X # of class days

3.       Standard Maintenance Training

         Standard  Maintenance  Training  will consist of computer  based  training or classroom  presentations supported by training  materials and, when applicable,  hands on  practice.  Training material will be based on ATA104 guidelines.

         ATA104   Level I           General Familiarization
         ATA104   Level II          Ramp and Transit
         ATA104   Level III         Line and Base Maintenance
         ATA104   Level IV          Specialized Training
                                    Major Module Replacement
                                    Module Replacement
                                    Fan Trim Balance
                                    Borescope Inspection

4.       Optional Maintenance Training

         Non standard  maintenance  training courses are described in the current CFMI Training Course Syllabus and CFMI will provide a quote upon request.

5.       Training at a Facility Other Than CFMI's

         If requested prior to the conclusion of the maintenance  training  planning  conference call or visit,
         CFMI will conduct the  classroom  training  described  in (3),  "Standard  Maintenance  Training" at a mutually acceptable alternate training site, subject to the following conditions.

         5.1      Airline will be responsible for providing  acceptable  classroom space and training equipment required to present the CFMI courseware.

         5.2      Airline will pay CFMI's travel and living  charges for each CFMI  instructor for each day, or fraction thereof, such instructor is away from Springdale, Ohio, including travel time.

         5.3      Airline  will  reimburse  CFMI for  round trip  transportation  for  CFMI's  instructors  and training materials between Springdale, Ohio and such alternate training site.

         5.4      Those  portions of the training  that  require the use of CFMI's  training  devices  shall be conducted at CFMI designated facilities.

6.       Supplier Training

         The standard  maintenance  training  includes  sufficient  information on the location,  operation and servicing  of  engine  equipment,  accessories  and  parts  provided  by  suppliers  to  support  line maintenance functions.

         If Airline requires additional  maintenance training with respect to any supplier provided  equipment, accessories or parts, Airline will schedule such training directly with the supplier.

7.       Student Training Material

         7.1      Manuals

                  When required,  CFMI will provide, at the beginning of each maintenance  training course, one set of training manuals, or equivalent, for each student attending such course.

         7.2      Other Training Material

                  CFMI will provide one set of the following training material, per course, as applicable.

                           Video  Tapes   CFMI will lend a set of video  tapes on3/4inch  U matic or1/2inch VHS cassettes in NTSC, PAL or SECAM standard, as selected by Airline.

SECTION VI   CUSTOMER SERVICE

A.    CFMI shall  assign to Airline at no charge,  a  Customer  Support  Manager  located at CFMI's  factory to provide and coordinate appropriate liaison between the Airline and CFMI's factory personnel.

B.    CFMI shall  also make  available  to  Airline on an  as required  basis,  at no charge,  a Field  Service
      Representative  as CFMI's  representative  at Airline's  maintenance  base plus a Shop  Specialist  to be assigned  by CFMI to the engine  shop  facility  selected  by  Airline.  These  specialists  will  assist
      Airline  in  areas  of  unscheduled  maintenance  action  and  scrap  approval  and  will  provide  rapid communication between Airline's maintenance base and CFMI's factory personnel.

SECTION VII   PRODUCT SUPPORT ENGINEERING

Factory based engineers who are specialized in powerplant  engineering problems are available,  at no charge to
Airline,  to make visits to Airline as mutually  agreed when problems are  encountered.  These  engineers  will coordinate with the CFM56 design engineers and Airline's  powerplant  engineering  group. Where specific design problems  require a better  understanding  of Airline's  experience,  design  engineers will work directly with
Airline's powerplant engineering personnel to solve the problem.

SECTION VIII   OPERATIONS ENGINEERING

Operations  Engineering  survey  teams are  available,  at no charge to  Airline,  to make  surveys  of Airline maintenance and operating  procedures as mutually  agreed by Airline and CFMI.  These survey teams will be able to provide service to all Airlines  operating  CFM56 Engines.  This group will include  experienced  operations engineers  who will be available for flying  jump seat on  CFM56 powered  aircraft,  and  discussing  operating procedures with the crews.

SECTION IX   GROUND SUPPORT EQUIPMENT

CFMI will  provide to Airline,  without  charge,  maintenance  and repair  tooling and fixture  drawings it has designed for the Engines.  Engine maintenance tooling,  lifting devices,  transportation devices, and accessory or component stands will be offered for sale to Airline by CFMI, and can also be procured from vendors.

SECTION X   GENERAL CONDITIONS   CFM56 PRODUCT SUPPORT PLAN

A.    Airline will maintain  adequate  operational  and  maintenance  records and make these available for CFMI inspection.

B.    The warranty and guarantee  provisions  of this CFM56 Product  Support Plan will not apply to any Product if it has been reasonably determined the Engine or any Parts thereof:

              o      Has not been properly installed or maintained; or

              o      Has been  operated  contrary  to  applicable  CFMI  recommendations  as  contained  in its
                     Manual, Bulletins, or other written instructions delivered to Airline; or

              o      Has been  repaired or altered  outside of CFMI  facilities  in such a way as to impair its safety of operation or efficiency; or

              o      Has been subjected to misuse, neglect or accident; or

              o      Has been subjected to Foreign Object Damage; or

              o      Has been subjected to any other defect or cause not within the control of CFMI; or

              o      Has been subjected to the control or use of another engine manufacturer; or

              o      Has not been sold  originally  by CFMI to  Airline  for  commercial  use or  installed  in aircraft sold by the aircraft manufacturer to Airline.

C.    The express  provisions of this CFM56 Product  Support Plan set forth the maximum  liability of CFMI with respect to claims of any kind, including negligence,  arising out of manufacture,  sale, possession,  use or handling of the  Products or Parts  thereof or  therefor,  and in no case shall  CFMI's  liability  to
      Airline  *. In no event  shall CFMI or Airline be liable for  incidental  or  consequential  damages.  As used herein the term "CFMI" shall be deemed to include GE, SNECMA and CFMI.

D.    Except as provided in the Vendor  Warranty  Back up  provisions in Paragraph F. of Section II hereof,  no
      Parts Credit  Allowance  will be granted and no claim for loss or liability  will be  recognized  by CFMI for Parts of the Engine whether original, repair,  replacement,  or otherwise,  unless sold originally by
      CFMI to Airline  for  commercial  use or  installed  in aircraft  sold by the  aircraft  manufacturer  to
      Airline.

E.    Airline shall apprise CFMI of any Failure  subject to the  conditions of this CFM56 Product  Support Plan within  sixty (60) days after  Airline's  discovery  of such  Failure.  Any Part for which a Parts Credit
      Allowance is requested by Airline  shall be returned to CFMI upon specific  request by CFMI.  Upon return to CFMI,  such Part shall  become the  property  of CFMI unless CFMI  directs  otherwise.  Transportation expenses shall be borne by CFMI.

F.    The warranty  applicable to a replacement  Part  provided  under the terms of the New Engine  Warranty or
      New Parts  Warranty  shall be the same as the warranty on the original  Part.  The  unexpired  portion of the applicable warranty will apply to Parts repaired under the terms of such warranty;
                                                                                           =

G.    Airline will cooperate with CFMI in the development of Engine  operating  practices,  repair  procedures, and the like with the objective of improving Engine operating costs.

H.    Except as  provided  in the  Warranty  Pass On  provisions  in  Paragraph  E. of Section II hereof,  this
      Product  Support  Plan  applies  only to the  original  purchaser  of the CFM56  Engine,  except that (i)
      installed Engines supplied to Airline through the aircraft  manufacturer  shall be considered as original
      Airline  purchases  covered by this  Product  Support  Plan,  and (ii) the  provisions  of  Section  II.J
      (Special  Guarantees)  and  Section V  (Technical  Training)  shall  also apply to  Airline's  new leased
      Aircraft;  provided that the lessor with respect to such Aircraft  agrees to waive any rights it may have to receive similar product support with respect to such Aircraft.

I.    Airline will provide CFMI a report identifying  serialized  rotating parts which have been scrapped by
      Airline.  Format and frequency of reporting will be mutually agreed to by Airline and CFMI.

                                                ATTACHMENT A

                                 BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

A.       General Conditions

           The Guarantees offered herein have been developed specifically for Airline's new installed and spare
           CFM56 5B5/P engines (hereinafter referred to as the "Engine(s)"), whether leased or purchased.  They are offered to Airline contingent upon:

                    *

B.       Exclusions

                    *

C.       Administration

                    *

D.       Miscellaneous

           The General Conditions described in Exhibit B (Product Support Plan) of the General Terms Agreement
           between CFMI and Airline apply to the guarantees.

                                            ATTACHMENT B

                                      DEFINITIONS FOR DELAY AND

                                     CANCELLATION RATE GUARANTEE

*

                                                   EXHIBIT C

                                                  ESCALATION

*

                                                 EXHIBIT D

                                                PAYMENT TERMS

         *

                                                       EXHIBIT E

                                                    TECHNICAL DATA

*